EXHIBIT 23.4

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 6 to Registration Statement No. 333-83672 of Northrop Grumman Corporation on Form S-4 of our report dated February 18, 2002, except for the subsequent events footnote, as to which the date is March 18, 2002, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/    DELOITTE & TOUCHE LLP
Los Angeles, California
September 13, 2002